UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2014

Cott Corporation

(Exact Name of Registrant as Specified in its Charter)

Canada	001-31410	98-0154711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V 1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 672-1900
(813) 313-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to amend and supplement Item 9.01 of the Current Report on Form 8-K filed by Cott Corporation (the “Company”) on June 2, 2014, as amended by the Current Report on Form 8-K/A filed by the Company on August 6, 2014. The financial statements of Aimia Foods Holdings Limited were prepared in accordance with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”), which differ in certain respects from the accounting principles generally accepted in the United States (“U.S. GAAP”). The principal differences between U.K. GAAP and U.S. GAAP are presented and described in the reconciliation attached as Exhibit 99.1 to this Form 8-K/A, together with explanations of the adjustments that affect net income as of and for the periods indicated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Reconciliation of net income as determined under United Kingdom generally accepted accounting principles to United States generally accepted accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015	Cott Corporation

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Reconciliation of net income as determined under United Kingdom generally accepted accounting principles to United States generally accepted accounting principles.